UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2011

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Professional Circle Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

Employers Holdings, Inc. (the “Company”) is scheduled to present to analysts and investors at the Sidoti Fifteenth Annual New York Emerging Growth Institutional Investor Forum at The Grand Hyatt in New York City on Tuesday, March 22, 2011. Douglas D. Dirks, Chief Executive Officer, and William E. Yocke, Chief Financial Officer, will deliver the Company’s presentation at approximately 10:00 a.m. EDT.

The materials for the presentation may be accessed on or after March 18, 2011 on the investor relations page of the Company’s website at http://www.employers.com. The information contained on the Company’s website is not incorporated into this Current Report on Form 8-K.

The press release issued by the Company regarding the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth under this “Item 7.01. Regulation FD Disclosure.” and in Exhibit 99.1 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to this Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

99.1	Employers Holdings, Inc. press release, dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby

Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated: March 16, 2011

Exhibit Index

Exhibit No.	Exhibit
99.1	Employers Holdings, Inc. press release, dated March 15, 2011.